Child,
Van Wagoner &
Bradshaw, PLLC
Certified Public Accountants

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Russell E. Anderson, CPA
Scott L. Farnes

Consent Of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement of China Ritar Power Corp. on Form S-1 of our report dated March 3, 2007, except for note 26 which is dated October 2, 2007 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to the firm under the caption "Experts" in such Prospectus.

Child, Van Wagoner + Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
October 5, 2007

1284 W. Flint Meadow Dr. #D
Kaysville, UT 84037-9590
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
(53rd So. @ I-15)
SLC, UT 84107-5370
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B. 4F,
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net